SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                (Amendment No. 2)

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                                     OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): OCTOBER 26, 1999

                              Omega Research, Inc.
                              --------------------
             (Exact name of registrant as specified in its charter)

                                     Florida
                                     -------
         (State or other jurisdiction of incorporation or organization)

        0-22895                                        59-2223464
        -------                                        ----------
(Commission File Number)                  (I.R.S. Employer Identification No.)


                 8700 West Flagler Street, Miami, Florida 33174
           ----------------------------------------------------------
                    (Address of principal executive offices)
                                   (Zip Code)

                                 (305) 485-7000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

         This Amendment No. 2 to the Registrant's Current Report on Form 8-K dated October 26, 1999 and originally filed with the Securities and Exchange Commission ("SEC") on November 8, 1999 and amended on January 7, 2000 (the "Report") is being filed to reflect the subsequent restatement of the financial statements of Omega Research, Inc. (the "Company") as discussed below. This Amendment No. 2 amends and restates in their entirety Items 2 and 7(b) of the Report.

         In connection with its review of a registration statement on Form S-4 related to the proposed merger with onlinetradinginc.com corp. ("OnlineTrading.com"), the Staff of the SEC expressed concern about the method of accounting for revenue recognition of licensing fees used by the Company and its method of accounting for the acquisition of Window On WallStreet Inc., a privately-held Texas corporation ("Window On WallStreet"). As a result of consultation with the Staff of the SEC, the Company restated certain of its annual and quarterly financial statements as follows: (i) beginning in 1999, revenues with respect to the Company's sales of its 2000i products are recognized on an as due basis in accordance with the payment terms of the sales; and (ii) the Company's October 1999 merger with Window On WallStreet was accounted for under the purchase method of accounting. For more information, see
Note 2 of Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K/A for the year ended December 31, 1999 filed with the SEC on November 13, 2000.

Item 2.  Acquisition or Disposition of Assets

         Effective with the filing of Articles of Merger on October 26, 1999 with the Secretary of State of the State of Texas (the "Effective Time"), the Company acquired Window on WallStreet. The acquisition was made pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of October 25, 1999 among the Company, Window on WallStreet and WOW Acquisition Corporation, a Texas corporation and wholly-owned subsidiary of the Company ("Merger Sub"). Pursuant to the Merger Agreement, Merger Sub was merged with and into Window on WallStreet (the "Merger"), the separate corporate existence of Merger Sub ceased, and Window on WallStreet continued as the surviving corporation and became a wholly-owned subsidiary of the Company. The Merger is intended to qualify as a tax-free reorganization under the Internal Revenue Code and is accounted for as a purchase for financial accounting purposes. A copy of the Merger Agreement is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

         In consideration of the Merger, the shareholders of Window on WallStreet received an aggregate of 1,999,995 shares (collectively, the "Shares") of the common stock, $.01 par value, of the Company ("Company Common Stock") in exchange for the cancellation of all of the outstanding shares of capital stock of Window on WallStreet ("WOW Stock"). The Shares, post Merger and at the Effective Time, represent approximately 8.2% of the outstanding Company Common Stock. Based on 9,479,845 shares of WOW Stock outstanding at the Effective Time, the exchange ratio (the "Exchange Ratio") was .210974 shares of Company Common Stock for one share of WOW Stock. No fraction of a share of Company Common Stock was issued in the Merger, but, in lieu thereof, each holder of WOW Stock who was entitled to a fraction of a share of Company Common Stock received cash from the Company in lieu of such fractional share. In addition, the Company (i) repaid in accordance with its terms the indebtedness (including accrued and unpaid interest) of Window on WallStreet owed to two of its shareholders in the approximate aggregate amount of $4,085,000, which was funded from the Company's available working capital, (ii) assumed all outstanding stock options to purchase WOW Stock ("WOW Options") which, based on the Exchange Ratio, will be exercisable for an aggregate of 182,529 shares of Company Common Stock (82,783 shares of Company Common Stock at an exercise price of $.48 per share and 99,746 shares of Company Common Stock at an exercise price of $8.06 per share), and (iii) paid fees and costs relating to the acquisition of $1.2 million.

         Since the Shares were not registered under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, are restricted securities subject to the Securities Act and Rule 144 thereunder, the Company also entered into a Registration Rights Agreement with Window on WallStreet and its shareholders pursuant to which the Company agreed to file, within six months of the closing date of the Merger, a shelf registration statement on Form S-3 covering the Shares. Such registration statement was filed on April 28, 2000. The Company also granted piggyback registration rights to the shareholders of Window on WallStreet for a period of two years from the closing date of the Merger.

         As a condition to the Company consummating the Merger, (i) six of the nine shareholders of Window on WallStreet (including its three principal shareholders, John R. Jennings, T. Keith Black and Alan Moore, who collectively owned approximately 97% of the outstanding WOW Stock) entered into a Shareholder Non-Competition and Non-Disclosure Agreement in favor of the Company and Window on WallStreet which provides, among other things, for non-disclosure of confidential information, non-solicitation of employees, independent contractors and consultants and a covenant not-to-compete for four years from the closing date of the Merger and (ii) four employees of Window on WallStreet (John R. Jennings, T. Keith Black, David Barnes and Sean Davis) entered into an Agreement Regarding Employment with Window on WallStreet (as the surviving corporation) providing for, among other things, a one-year employment term (except for Sean Davis, who received a two-year employment term).

         The Company also granted options to purchase an aggregate of 335,000 shares of Company Common Stock pursuant to its 1996 Amended and Restated Incentive Stock Plan, as amended (the "Incentive Stock Plan") to employees of Window on WallStreet, including options covering 75,000 shares of Company Common Stock to each of John R. Jennings and T. Keith Black, its Co-Presidents. The date of grant of such options was the Effective Time, the exercise price was $4.53 per share, which was equal to the fair market value of Company Common Stock on such date of grant as determined under and in accordance with the Incentive Stock Plan, and the options will vest 20% per year on each anniversary date of the date of grant over a five-year period and have a term of ten years.

         Window on WallStreet is a leading Internet-based provider of streaming real-time and historical quotes through its Financial Data Cast Network ("FDCN") and a developer of award-winning, on-line investment analysis tools, including Internet Trader (formerly Window on WallStreet) and Day Trader. FDCN is a subscription service that delivers streaming real-time quotes and historical intraday and daily price data for charting on demand. FDCN includes Nasdaq Level II bid and ask quotes, fundamental financial information and real-time streaming news.

         There were no material relationships prior to the Merger between Window on WallStreet (or any of its shareholders) and the Company (or any of its affiliates, any director or officer of the Company or any associate of any such director or officer).

Item 7.  Financial Statements and Exhibits

(a)      Financial Statements of Business Acquired

         (1)      Window On WallStreet Inc. Report of Independent Accountants *
         (2) Window On WallStreet Inc. Consolidated Balance Sheets as of December 31, 1998 and 1997 *
         (3) Window On WallStreet Inc. Consolidated Statements of Operations and Accumulated Deficit for the years ended December 31, 1998 and 1997 *
         (4) Window On WallStreet Inc. Consolidated Statements of Cash Flows for the years ended December 31, 1998 and 1997 *
         (5) Window On WallStreet Inc. Notes to Consolidated Financial Statements *

         Unaudited Interim Financial Statements of Business Acquired

         (1) Window On WallStreet Inc. Consolidated Balance Sheets as of September 30, 1999 and December 31, 1998 *
         (2) Window On WallStreet Inc. Consolidated Statements of Operations and Accumulated Deficit for the nine months ended September 30, 1999 and 1998 *
         (3) Window On WallStreet Inc. Consolidated Statements of Cash Flows for the nine months ended September 30, 1999 and 1998 *
         (4) Window On WallStreet Inc. Notes to Unaudited Consolidated Interim Financial Statements *

(b)      Unaudited Pro Forma Combined Financial Data

         (1)      Pro Forma Combined Balance Sheet as of September 30, 1999 **
         (2) Pro Forma Combined Statement of Operations for the nine months ended September 30, 1999 **
         (3) Pro Forma Combined Statement of Operations for the year ended December 31, 1998 **

(c)      Exhibits

   Exhibit
    Number          Description
    ------          -----------
       2.1          Agreement and Plan of Merger, dated as of October 25, 1999, by and among Omega Research, Inc., WOW Acquisition
                    Corporation and Window on WallStreet Inc., together with the following exhibits thereto: (i) Articles of Merger; (ii)
                    Form of Company Affiliate Agreement; (iii) Form of Agreement
                    Regarding Employment; (iv) Form of Shareholder
                    Non-Competition and Non-Disclosure Agreement; (v) Form of
                    Stock Option Agreement (All Employees); (vi) Form of Stock
                    Option Agreement (Jennings and Black); (vii) Form of
                    Investment Acknowledgment Agreement; (viii) Registration
                    Rights Agreement; and (ix) Opinion Letter Matters ***

      23.1          Consent of PricewaterhouseCoopers LLP, Independent
                    Accountants *

--------------------------------------------------------------------------------

* Previously filed on January 7, 2000 as part of Amendement No. 1 to the Report.

** Filed herewith.

*** Previously filed on November 8, 1999 as part of the Report.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K/A (Amendment No. 2) to be signed on its behalf by the undersigned thereunto duly authorized.

                                  OMEGA RESEARCH, INC.
                                  Registrant

November 17, 2000                 /s/ Gregg F. Stewart
-----------------                 --------------------------------------------
Date                              Gregg F. Stewart
                                  Chief Financial Officer, Vice President of
                                  Finance and Treasurer

                              OMEGA RESEARCH, INC.
                   UNAUDITED PRO FORMA COMBINED FINANCIAL DATA
                                      INDEX

Introduction to Unaudited Pro Forma Combined Financial Data...................................   7

Unaudited Pro Forma Combined Balance Sheet as of September 30, 1999...........................   8

Unaudited Pro Forma Combined Statement of Operations for the nine months
  ended September 30, 1999....................................................................   9

Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 1998.....  10

Notes to Unaudited Pro Forma Combined Financial Data..........................................  11

                              OMEGA RESEARCH, INC.
           INTRODUCTION TO UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

         Effective October 26, 1999, Omega Research, Inc. (the "Company") acquired privately held Window On WallStreet Inc. ("Window On WallStreet"), an Internet-based provider of streaming real-time and historical quotes and a developer of on-line investment analysis tools. Under the terms of the merger agreement, Window On WallStreet shareholders received 1,999,995 newly issued shares of the Company's common stock for all of the issued and outstanding shares of Window On WallStreet's common stock. In addition, the Company (i) repaid in accordance with its terms approximately $4.1 million of debt and related accrued interest, (ii) assumed all outstanding stock options to purchase Window On WallStreet common stock which, based on an exchange ratio of 0.210974, are exercisable for an aggregate of 182,529 shares of the Company's common stock and issued to employees 335,000 stock options to purchase the Company's common stock, and (iii) paid fees and costs relating to the acquisition of $1.2 million. Immediately following the merger, which is being accounted for as a purchase, Window On WallStreet shareholders own approximately 8.2 percent of the Company's outstanding common stock.

         The following tables set forth certain unaudited pro forma combined financial information for the Company after giving effect to the merger with Window on WallStreet as if it had been consummated, with respect to statement of operations data, at the beginning of the periods presented, or, with respect to the balance sheet data, as of the date presented. The tables reflect the merger being accounted for as a purchase. The Company's historical and quarterly financial information included herein has been derived from its respective historical and quarterly financial statements which have not been restated for the effect of the merger with Window On WallStreet. The pro forma combined financial information has been prepared for comparative purposes only and does not purport to indicate what necessarily would have occurred had the entities merged at the beginning of the periods presented, or what results may be in the future.

                              OMEGA RESEARCH, INC.
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1999

                                                                                                                 Omega
                                                                                                               Research
                                                     Omega             Window On          Pro Forma            Pro Forma
                                                   Research           WallStreet          Adjustments          Combined
                                                 -------------       -------------      -------------       -------------
ASSETS:

CURRENT ASSETS:
   Cash and cash equivalents                     $   6,697,071       $     187,058      $  (5,256,347) (a)  $   1,627,782
   Marketable securities                             4,473,143                   -                  -           4,473,143
   Accounts receivable, net                          3,003,119             115,916                  -           3,119,035
   Inventory                                            86,001               9,897                  -              95,898
   Income tax receivable                               589,106                   -                  -             589,106
   Other current assets                                390,633              23,409                  -             414,042
   Deferred income taxes, short term                11,781,000                   -                  -          11,781,000
                                                 -------------       -------------      -------------       -------------
     Total current assets                           27,020,073             336,280         (5,256,347)         22,100,006

PROPERTY AND EQUIPMENT, net                          2,138,096             257,640                  -           2,395,736
GOODWILL, net                                                -                   -          1,746,067  (b)      1,746,067
OTHER INTANGIBLE ASSETS, net                                 -                   -         14,975,000  (b)     14,975,000
OTHER ASSETS                                           413,535               1,114                  -             414,649
                                                 -------------       -------------      -------------       -------------
     Total assets                                $  29,571,704       $     595,034      $  11,464,720       $  41,631,458
                                                 =============       =============      =============       =============

LIABILITIES AND SHAREHOLDERS' EQUITY:

CURRENT LIABILITIES:
   Accounts payable                              $   1,426,529       $     197,439      $           -       $   1,623,968
   Accrued expenses                                  1,289,296           1,363,069                  -           2,652,365
   Deferred revenue                                    103,375             379,178                  -             482,553
                                                 -------------       -------------      -------------       -------------
     Total current liabilities                       2,819,200           1,939,686                  -           4,758,886
                                                 -------------       -------------      -------------       -------------
LONG TERM DEBT                                               -           4,056,347         (4,056,347) (a)              -
                                                 -------------       -------------      --------------      -------------
SHAREHOLDERS' EQUITY:
   Preferred stock                                           -                   -                  -                   -
   Common stock                                        224,634               1,000             (1,000) (c)        244,634
                                                                                               20,000  (d)
   Additional paid-in capital                       24,437,214           2,010,347         (2,010,347) (c)     34,537,282
                                                                                            8,605,009  (d)
                                                                                            1,495,059  (e)
   Treasury stock                                            -            (218,468)           218,468  (c)              -
   Accumulated earnings (deficit)                    2,090,656          (7,193,878)         7,193,878  (c)      2,090,656
                                                 -------------       -------------      -------------       -------------
     Total shareholders' equity                     26,752,504          (5,400,999)        15,521,067          36,872,572
                                                 -------------       -------------      -------------       -------------
     Total liabilities and shareholders' equity  $  29,571,704       $     595,034      $  11,464,720       $  41,631,458
                                                 =============       =============      =============       =============

        The accompanying notes are an integral part of these consolidated financial statements.

                              OMEGA RESEARCH, INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999

                                                                                                                 Omega
                                                     Omega                                                     Research
                                                   Research            Window On           Pro Forma           Pro Forma
                                                  As Reported         WallStreet          Adjustments          Combined
                                                 -------------       -------------      -------------       -------------
NET REVENUES:
     Licensing fees                              $  12,288,532       $     939,331      $           -       $  13,227,863
     Subscription services                                   -           1,289,794                  -           1,289,794
     Other revenues                                  5,633,784             102,407                  -           5,736,191
                                                 -------------       -------------      -------------       -------------
         Total net revenues                         17,922,316           2,331,532                  -          20,253,848
                                                 -------------       -------------      -------------       -------------
OPERATING EXPENSES:
     Cost of licensing fees                          1,397,818             302,688                  -           1,700,506
     Cost of subscription services                           -             783,228                  -             783,228
     Product development                             3,301,462             403,267                  -           3,704,729
     Sales and marketing                            12,826,516             806,648                  -          13,633,164
     General and administrative                      2,878,801           2,139,405                  -           5,018,206
     Amortization of goodwill                                -                   -            327,388  (f)        327,388
     Amortization of other intangible assets                 -                   -          3,706,250  (f)      3,706,250
                                                 -------------       -------------      -------------       -------------
         Total operating expenses                   20,404,597           4,435,236          4,033,638          28,873,471
                                                 -------------       -------------      -------------       -------------
         Loss from operations                       (2,482,281)         (2,103,704)        (4,033,638)         (8,619,623)

OTHER INCOME (EXPENSE), net:
     Interest expense                                        -          (1,578,915)                 -          (1,578,915)
     Other income, net                                 321,411              23,470                  -             344,881
                                                 -------------       -------------      -------------       -------------
         Total other income (expense), net             321,411          (1,555,445)                 -          (1,234,034)
                                                 -------------       -------------      -------------       -------------
         Loss before income taxes                   (2,160,870)         (3,659,149)        (4,033,638)         (9,853,657)

INCOME TAX BENEFIT                                    (896,000)                  -                  -            (896,000)
                                                 -------------       -------------      -------------       -------------
         Net loss                                $  (1,264,870)      $  (3,659,149)     $  (4,033,638)      $  (8,957,657)
                                                 =============       =============      =============       =============
LOSS PER SHARE:
         Basic and diluted                       $       (0.06)                                             $       (0.37)
                                                 =============                                              =============

WEIGHTED AVERAGE SHARES:
         Basic and diluted                          22,374,055                              1,999,995  (g)     24,374,050
                                                 =============                          =============       =============

        The accompanying notes are an integral part of these consolidated financial statements.

                              OMEGA RESEARCH, INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                                                                                                 Omega
                                                     Omega                                                     Research
                                                   Research            Window On           Pro Forma           Pro Forma
                                                  As Reported         WallStreet          Adjustments          Combined
                                                 -------------       -------------      -------------       -------------
NET REVENUES:
     Licensing fees                              $  22,005,324       $   3,051,774      $           -       $  25,057,098
     Other revenues                                  6,211,181             442,474                  -           6,653,655
                                                 -------------       -------------      -------------       -------------
         Total net revenues                         28,216,505           3,494,248                  -          31,710,753
                                                 -------------       -------------      -------------       -------------
OPERATING EXPENSES:
     Cost of licensing fees                          1,798,078             696,367                  -           2,494,445
     Product development                             3,318,310             683,671                  -           4,001,981
     Sales and marketing                            14,381,923           1,191,863                  -          15,573,786
     General and administrative                      6,134,608           2,410,465                  -           8,545,073
     Amortization of goodwill                                -                   -            436,517  (f)        436,517
     Amortization of other intangible assets                 -                   -          4,941,667  (f)      4,941,667
                                                 -------------       -------------      -------------       -------------
         Total operating expenses                   25,632,919           4,982,366          5,378,184          35,993,469
                                                 -------------       -------------      -------------       -------------
         Income (loss) from operations               2,583,586          (1,488,118)        (5,378,184)         (4,282,716)

OTHER INCOME (EXPENSE), net:
     Interest expense                                        -            (907,196)                 -            (907,196)
     Other income, net                                 423,961              11,220                  -             435,181
                                                 -------------       -------------      -------------       -------------
         Total other income (expense), net             423,961            (895,976)                 -            (472,015)
                                                 -------------       -------------      -------------       -------------
         Income (loss) before income taxes           3,007,547          (2,384,094)        (5,378,184)         (4,754,731)

INCOME TAX PROVISION                                 1,052,000                   -                  -           1,052,000
                                                 -------------       -------------      -------------       -------------
         Net income (loss)                       $   1,955,547       $  (2,384,094)     $  (5,378,184)      $  (5,806,731)
                                                 =============       =============      =============       =============

EARNINGS (LOSS) PER SHARE:
         Basic                                   $        0.09                                              $       (0.24)
                                                 =============                                              =============
         Diluted                                 $        0.09                                              $       (0.24)
                                                 =============                                              =============

WEIGHTED AVERAGE SHARES:
         Basic                                      22,255,627                              1,999,995  (g)     24,255,622
                                                 =============                          =============       =============
         Diluted                                    22,757,913                              1,497,709  (h)     24,255,622
                                                 =============                          =============       =============

        The accompanying notes are an integral part of these consolidated financial statements.

                              OMEGA RESEARCH, INC.
              NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

Balance Sheet:

(a) To reflect the repayment of $4.1 million in long term debt and the payment of $1.2 million in acquisition costs paid in association with the merger.

(b) To record goodwill and other intangible assets based on an independent appraisal, calculated as follows:

              Consideration paid:
                  Common stock, at fair value                                                        $   8,625,009
                  Fair value of stock options assumed/issued                                             1,495,059
                  Acquisition costs                                                                      1,200,000
                                                                                                     -------------
                      Total consideration paid                                                       $  11,320,068
                                                                                                     -------------
              Net identifiable assets acquired:
                  Net liabilities of Window On WallStreet at September 30, 1999                      $  (5,400,999)
                  Identified intangible assets, based on an independent appraisal:
                      Purchased technology and workforce                           $  11,600,000
                      Trade names and patents                                          1,500,000
                      Customer lists                                                   1,275,000
                      Non-compete agreements                                             600,000
                                                                                   -------------
                           Total identifiable intangible assets                                         14,975,000
                                                                                                     -------------
                           Net identifiable assets acquired                                          $   9,574,001
                                                                                                     -------------
                           Goodwill                                                                  $   1,746,067
                                                                                                     =============

(c)      To eliminate the shareholders' equity of Window On WallStreet.

(d)      To record shares issued in conjunction with the merger at fair value.

(e) To record the value of stock options assumed/issued in association with the merger at fair value.

Statements of Operations:

(f) To record goodwill and other intangible asset amortization, calculated as follows:

                                                                                           Amortization
                                                                                  ------------------------------
                                                     Life            Value          Full Year        Nine Months
                                                     ----       -------------     -------------    -------------
         Purchased technology and workforce            3        $  11,600,000     $   3,866,667    $   2,900,000
         Trade names and patents                       3            1,500,000           500,000          375,000
         Customer lists                                3            1,275,000           425,000          318,750
         Non-compete agreements                        4              600,000           150,000          112,500
                                                                -------------     -------------    -------------
              Total identifiable intangible assets              $  14,975,000     $   4,941,667    $   3,706,250
                                                                =============     =============    =============

         Goodwill                                      4        $   1,746,067     $     436,517    $     327,388
                                                                =============     =============    =============

(g)      To reflect shares issued in conjunction with the merger.

(h) To reflect shares issued in conjunction with the merger net of impact of stock options which are antidulitive.